The Ensign Group Reports Third Quarter 2017 Results

Conference Call and Webcast Scheduled for tomorrow, November 9, 2017 at 10:00 am PT

MISSION VIEJO, California - November 8, 2017 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted living, home health, home care and hospice care companies, today announced its operating results for the third quarter of 2017, reporting GAAP diluted earnings per share for the quarter of $0.27 and adjusted earnings per share for the quarter of $0.36 (1).
Quarter Highlights Include:

•	GAAP earnings per share for the quarter was up 28.6% over the prior year quarter to $0.27 per diluted share, and adjusted earnings per share was up 12.5% to a record $0.36 per diluted share(1);

•
Consolidated GAAP Net Income for the quarter was $14.2 million, an increase of 27.4% over the prior year quarter, and consolidated adjusted Net Income was $18.8 million, an increase of 13.8% over the prior year quarter(1);

•
Total Transitional and Skilled Services segment income was $36.9 million for the quarter, an increase of 26.2% over the prior year quarter and an increase of 16.3% sequentially over the second quarter;

•	Same store skilled nursing revenue grew by 4.5% over the prior year quarter to $238.0 million, and same store managed care revenue grew by 9.7% over the prior year quarter to $40.0 million; and

•	Total Assisted and Independent Living Services segment revenue and income were up 13.5% to $35.5 million and 67.5% to $4.3 million, respectively, over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

Ensign’s President and Chief Executive Officer Christopher Christensen said, “We are very pleased to report that we experienced significant operational improvements across the organization during the quarter. Our talented local leaders’ tireless efforts to integrate 46 recently acquired and 68 transitioning skilled nursing and assisted living operations into the organization are just beginning to bear fruit.” He added, “We are seeing a positive shift in momentum in our core skilled nursing business and are now seeing the ramp in our performance that we have been expecting.”
While emphasizing the positive trends in the total transitional and skilled services segment, Mr. Christensen noted an increase of 26.2% in segment income over the prior year quarter and an increase of 16.3% sequentially over the second quarter. “We believe that each carefully-selected acquisition will continue the multi-year process of becoming like our most mature operations. Over the next several years, as the wave of baby boomers hits and networks continue to narrow, we are positioned to capitalize on the enormous organic growth potential inherent in our core skilled nursing business,” he said.
“While we understand that our skilled nursing business sometimes overshadows everything else, we have been quietly building significant value in our other lines of business,” Christensen stated. “Under the direction of key operational leaders and their independent Service Center resources, these operations have achieved consistent clinical and financial results while simultaneously bolstering our core skilled nursing operations. We expect these businesses to continue to grow by acquiring underperforming assets and operations, and by applying proven Ensign principles, we believe this often forgotten underlying value will become increasingly more difficult to ignore,” he said.
Christensen noted that Ensign’s assisted living and independent living portfolio company, which consists of 49 stand-alone operations and 21 campuses in 12 states, now represents 7.5% of Ensign’s total consolidated revenue, while representing only 4.8% of those measures just three years ago. Similarly, he noted that Cornerstone Healthcare, Inc., Ensign’s home health and hospice portfolio company, now represents 7.6% of Ensign’s total consolidated revenue, while representing only 5.1% of those measures three years ago. Collectively, these two business segments, along with other new healthcare businesses within the portfolio, are quickly approaching the size of Ensign when it completed its initial public offering in 2007.
Pointing to the underlying value being created in Ensign’s owned real estate, Mr. Christensen reminded investors that since Ensign spun out certain real estate assets to CareTrust REIT, Inc., in 2014, Ensign has added 138 operations and acquired 61 real estate assets. “Prior to the spin transaction, Ensign shareholders received little to no credit for an incredible amount of underlying value in those 96 assets now owned by CareTrust. As we anticipated at the time of the spin, we have methodically built another attractive real estate portfolio that continues to create value; however, that value is again being overlooked. As an operationally-driven organization, we will continue to focus on creating value through solid operational performance. But we also believe it’s important to recognize the growing underlying value in our owned real estate and that there are many options available to us to unlock this value for the benefit of our shareholders,” Christensen said.
Mr. Christensen announced that management is reaffirming its 2017 revenue guidance of $1.76 billion to $1.80 billion and adjusting its 2017 annual earnings per share guidance to between $1.39 and $1.42 per diluted share. Overall, this adjustment represents a 5% decrease, or $0.07 per share, in management’s annual earnings guidance. “As with last quarter, our operating results this quarter were impacted by an increase in healthcare insurance costs. Had these expenses as a percentage of revenue remained at the same levels as in 2016, our year to date earnings per share would have been $0.09 higher. Our operational improvements have made up for $0.02 of that impact from the first three quarters, and while we expect to make up more of it in the fourth quarter, the impact will be too much for us to overcome this year. We continue to evaluate the cause for these increased costs and expect to find ways to improve the predictability going forward,” he said.
In order to provide additional clarity surrounding its expectations, management is giving 2018 revenue guidance of $2.0 billion to $2.06 billion and annual earnings per share guidance of $1.58 to $1.66 per diluted share for 2018. “This guidance represents a significant improvement over 2017 results. We are very excited about the fourth quarter and the coming year and are confident that the near-term and long-term future of Ensign is very bright,” he said.
Commenting on the Company’s balance sheet, Chief Financial Officer Suzanne Snapper said, “We recently completed two fixed-rate HUD insured mortgages with a principal amount of $19.8 million, the proceeds of which were used to reduce the Company’s line of credit.” She added, “We currently have $175 million of availability on Ensign’s $450 million credit facility, which also has a built-in expansion option, and 58 unlevered real estate assets that add additional liquidity.” She also noted that the Company expects to complete additional HUD-insured loans during the fourth quarter which will add even more liquidity.
Ensign’s lease-adjusted net-debt-to-EBITDAR ratio increased slightly over last quarter and was 4.24x as of the end of the quarter due to the acquisition of additional real estate assets during the quarter. Commenting on Mr. Christensen’s statements about the Company’s investment in real estate since the spin-off, Ms. Snapper reported that Ensign’s debt levels have been driven by the $361.6 million in total dollars invested in real estate assets since June 2014. She also said that she expects the lease-adjusted net-debt-to-EBITDAR ratio to return to historical levels as the number of real estate acquisitions normalizes and as the transitioning and newly acquired operations add EBITDAR to consolidated operating results.
Reporting on the quarter, Ms. Snapper said that consolidated revenues were up 10.2% over the prior year quarter to a record $471.6 million, GAAP EBITDA for the quarter was $36.9 million and consolidated adjusted EBITDAR for the quarter was $72.6 million, an increase of 6.6% over the prior year quarter. GAAP net income was $14.2 million and adjusted net income was $18.8 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at  http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.0425 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the following acquisitions:

•
On July 1, 2017, The Villas at Sunny Acres, a post-acute care and retirement community with 134 skilled nursing beds, 35 assisted living units and 198 independent living units set on 64 acres in Thornton, Colorado; and Medallion Post Acute

Rehabilitation, a 60-bed skilled nursing operation, and Medallion Villas, a 44-unit assisted living and 64-unit independent living operation, both set on a single healthcare campus in Colorado Springs, Colorado;

•	On August 1, 2017, Parkside Senior Living, a 20-unit assisted living facility in Neenah, Wisconsin;

•	On August 16, 2017, a subsidiary of Cornerstone Healthcare, Inc., the Company's home health and hospice subsidiary, acquired Island Home Health, a home health agency serving Northern Washington;

•
On September 1, 2017, Desert Blossom Health and Rehabilitation Center, an 88-bed skilled nursing facility located in Mesa, Arizona; and Pueblo Springs Rehabilitation Center, an 115-bed skilled nursing facility located in Tucson, Arizona; and

•	On September 1, 2017, Cornerstone acquired Comfort Hospice Care, a hospice provider serving Las Vegas, Pahrump, and surrounding communities in Southern Nevada;

•	On October 19, 2017, Ensign affiliated operating companies opened Pointe Meadows Health and Rehabilitation, a 99-bed skilled nursing facility located in Lehi, Utah; and

•	On November 1, 2017, Cornerstone acquired the assets of Excell Home Care and Hospice and Excell Private Care Services in Oklahoma City, Oklahoma.

This brings Ensign's growing portfolio to 230 healthcare operations, sixty-three of which are owned, twenty two hospice agencies, twenty home health agencies and four home care businesses across fifteen states. Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2017 Guidance

Management reaffirmed its 2017 annual revenue guidance of $1.76 billion to $1.80 billion and adjusted its 2017 annual earnings per share guidance to between $1.39 and $1.42 per diluted share. Management’s guidance is based on diluted weighted average common shares outstanding of 53.0 million and a 35.5% tax rate, both of which reflect the impact of ASU 2016-09. In addition, the guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation, costs incurred from closed operations, costs incurred to recognize income tax credits and costs incurred for facilities currently being constructed and other start-up operations.

2018 Guidance

Management also provided guidance for 2018, with annual revenue guidance of $2.0 billion to $2.06 billion and annual earnings per share guidance of $1.58 to $1.66 per diluted share for 2018. Management’s guidance is based on diluted weighted average common shares outstanding of 54.3 million and a 35.5% tax rate, both of which reflect the impact of ASU 2016-09. In addition, the guidance assumes, among other things, normalized health insurance costs, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation, costs incurred from closed operations, costs incurred to recognize income tax credits, costs incurred for facilities currently being constructed and other start-up operations and excludes the adoption of ASU 606.

Conference Call

A live webcast will be held Thursday, November 9, 2017 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, December 1, 2017.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 230 healthcare facilities, twenty-two hospice agencies, twenty home health agencies and four home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina and Oklahoma. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health, hospice and assisted living businesses, the Service

Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$471,594	$428,065	$1,361,612	$1,221,816
Expense:
Cost of services	381,544	348,971	1,103,976	985,817
Charge related to class action lawsuit	—	—	11,000	—
(Gain)/losses related to operational closures	—	(2,505)	2,731	5,430
Rent—cost of services	33,782	33,342	98,267	91,074
General and administrative expense	19,261	17,306	57,784	54,351
Depreciation and amortization	11,448	10,911	32,712	28,981
Total expenses	446,035	408,025	1,306,470	1,165,653
Income from operations	25,559	20,040	55,142	56,163
Other income (expense):
Interest expense	(3,519)	(2,135)	(10,017)	(4,951)
Interest income	395	236	973	749
Other expense, net	(3,124)	(1,899)	(9,044)	(4,202)
Income before provision for income taxes	22,435	18,141	46,098	51,961
Provision for income taxes	8,160	6,957	16,487	20,124
Net income	14,275	11,184	29,611	31,837
Less: net income attributable to noncontrolling interests	63	29	342	184
Net income attributable to The Ensign Group, Inc.	$14,212	$11,155	$29,269	$31,653

Net income per share
Basic:	$0.28	$0.22	$0.58	$0.63
Diluted:	$0.27	$0.21	$0.56	$0.61

Weighted average common shares outstanding:
Basic	50,911	50,541	50,795	50,498
Diluted	52,828	52,045	52,674	52,102

Dividends per share	$0.0425	$0.0400	$0.1275	$0.1200

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$40,055	$57,706
Accounts receivable—less allowance for doubtful accounts of $43,328 and $39,791 at September 30, 2017 and December 31, 2016, respectively	255,119	244,433
Investments—current	9,108	11,550
Prepaid income taxes	14,122	302
Prepaid expenses and other current assets	21,441	19,871
Total current assets	339,845	333,862
Property and equipment, net	531,079	484,498
Insurance subsidiary deposits and investments	26,245	23,634
Escrow deposits	849	1,582
Deferred tax asset	22,499	23,073
Restricted and other assets	14,447	12,614
Intangible assets, net	33,568	35,076
Goodwill	77,663	67,100
Other indefinite-lived intangibles	24,653	19,586
Total assets	$1,070,848	$1,001,025

Liabilities and equity
Current liabilities:
Accounts payable	$39,443	$38,991
Accrued charge related to class action lawsuit	11,000	—
Accrued wages and related liabilities	75,970	84,686
Accrued self-insurance liabilities—current	21,639	21,359
Other accrued liabilities	66,266	58,763
Current maturities of long-term debt	8,170	8,129
Total current liabilities	222,488	211,928
Long-term debt—less current maturities	287,456	275,486
Accrued self-insurance liabilities—less current portion	50,012	43,992
Deferred rent and other long-term liabilities	11,490	9,124
Deferred gain related to sale-leaseback	12,239	—
Total equity	487,163	460,495
Total liabilities and equity	$1,070,848	$1,001,025

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2017	2016
Net cash provided by operating activities	63,249	71,184
Net cash used in investing activities	(83,066)	(112,424)
Net cash provided by financing activities	2,166	40,085
Net decrease in cash and cash equivalents	(17,651)	(1,155)
Cash and cash equivalents at beginning of period	57,706	41,569
Cash and cash equivalents at end of period	$40,055	$40,414

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Transitional and skilled services	$394,121	83.6%	$357,315	83.5%	$1,141,677	83.8%	$1,012,946	82.9%
Assisted and independent living facilities	35,455	7.5	31,248	7.3	100,810	7.4	92,124	7.5
Home health and hospice services:
Home health	18,076	3.8	15,529	3.6	52,997	3.9	43,852	3.6
Hospice	17,889	3.8	13,991	3.3	49,722	3.7	40,827	3.4
Total home health and hospice services	35,965	7.6	29,520	6.9	102,719	7.6	84,679	7.0
All other (1)	6,053	1.3	9,982	2.3	16,406	1.2	32,067	2.6
Total revenue	$471,594	100.0%	$428,065	100.0%	$1,361,612	100.0%	$1,221,816	100.0%

(1) Includes revenue from services generated in our other services segment and ancillary services for both the three and nine months ended September 30, 2017 and 2016 and urgent care centers for three and nine months ended September 30, 2016.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$394,121	$357,315	$36,806	10.3%
Number of facilities at period end	159	148	11	7.4%
Number of campuses at period end*	21	21	—	—%
Actual patient days	1,292,787	1,214,059	78,728	6.5%
Occupancy percentage — Operational beds	75.7%	74.8%		0.9%
Skilled mix by nursing days	29.4%	30.0%		(0.6)%
Skilled mix by nursing revenue	49.8%	51.3%		(1.5)%

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$246,265	$235,346	$10,919	4.6%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	776,382	774,077	2,305	0.3%
Occupancy percentage — Operational beds	78.4%	77.5%		0.9%
Skilled mix by nursing days	29.5%	29.2%		0.3%
Skilled mix by nursing revenue	50.0%	50.1%		(0.1)%

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$76,454	$72,586	$3,868	5.3%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	247,738	241,326	6,412	2.7%
Occupancy percentage — Operational beds	73.8%	71.2%		2.6%
Skilled mix by nursing days	33.8%	35.4%		(1.6)%
Skilled mix by nursing revenue	52.6%	55.3%		(2.7)%

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$71,402	$48,426	$22,976	NM
Number of facilities at period end	29	18	11	NM
Number of campuses at period end*	7	6	1	NM
Actual patient days	268,667	194,450	74,217	NM
Occupancy percentage — Operational beds	70.2%	72.5%		NM
Skilled mix by nursing days	24.9%	26.7%		NM
Skilled mix by nursing revenue	45.9%	51.1%		NM

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$—	$957	$(957)	NM
Actual patient days	—	4,206	(4,206)	NM
Occupancy percentage — Operational beds	—%	25.3%		NM
Skilled mix by nursing days	—%	19.5%		NM
Skilled mix by nursing revenue	—%	43.6%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed represent results at closed operations during the third quarter of 2016, which were excluded from Same Facility results and Recently Acquired results for the three months ended September 30, 2016, for comparison purposes.

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$1,141,677	$1,012,946	$128,731	12.7%
Number of facilities at period end	159	148	11	7.4%
Number of campuses at period end*	21	21	—	—%
Actual patient days	3,734,893	3,403,519	331,374	9.7%
Occupancy percentage — Operational beds	75.1%	75.7%		(0.6)%
Skilled mix by nursing days	30.7%	31.2%		(0.5)%
Skilled mix by nursing revenue	51.7%	52.8%		(1.1)%

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$726,807	$706,961	$19,846	2.8%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	2,305,961	2,327,014	(21,053)	(0.9)%
Occupancy percentage — Operational beds	78.4%	78.2%		0.2%
Skilled mix by nursing days	30.2%	30.1%		0.1%
Skilled mix by nursing revenue	51.2%	51.5%		(0.3)%

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$232,675	$217,279	$15,396	7.1%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	737,432	720,460	16,972	2.4%
Occupancy percentage — Operational beds	74.1%	71.3%		2.8%
Skilled mix by nursing days	36.0%	36.6%		(0.6)%
Skilled mix by nursing revenue	54.9%	57.0%		(2.1)%

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$180,327	$85,518	$94,809	NM
Number of facilities at period end	29	18	11	NM
Number of campuses at period end*	7	6	1	NM
Actual patient days	685,925	340,406	345,519	NM
Occupancy percentage — Operational beds	67.3%	72.1%		NM
Skilled mix by nursing days	26.2%	28.2%		NM
Skilled mix by nursing revenue	49.2%	53.1%		NM

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed Results(4):
Skilled nursing revenue	$1,868	$3,188	$(1,320)	NM
Actual patient days	5,575	15,639	(10,064)	NM
Occupancy percentage — Operational beds	34.3%	40.6%		NM
Skilled mix by nursing days	46.7%	13.1%		NM
Skilled mix by nursing revenue	71.6%	29.3%		NM
__________________
* Campus represents a facility that offers both skilled nursing, assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed represents results at closed operations during the nine months ended 2017 and 2016, which were excluded from Same Facility results and Recently Acquired results for the nine months ended September 30, 2017 and 2016, for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$602.60	$580.79	$549.85	$526.04	$507.72	$480.92	$570.52	$549.31
Managed care	445.85	428.60	448.23	429.99	407.46	403.37	439.53	425.91
Other skilled	491.43	474.04	375.13	375.85	488.27	—	457.72	449.50
Total skilled revenue	520.01	505.26	469.98	459.77	466.82	455.18	499.62	487.37
Medicaid	220.24	208.82	213.47	204.48	179.53	155.13	210.58	199.35
Private and other payors	195.61	202.60	225.92	194.12	187.29	169.16	197.46	193.87
Total skilled nursing revenue	$305.13	$294.58	$301.08	$293.83	$252.24	$237.61	$293.38	$285.00

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$598.44	$578.20	$545.95	$524.88	$503.67	$482.21	$567.50	$554.01
Managed care	444.10	427.16	446.37	435.12	414.85	397.10	440.15	427.06
Other skilled	482.39	469.29	367.76	370.87	490.50	—	450.38	442.83
Total skilled revenue	517.61	503.70	470.54	460.54	468.82	453.81	498.94	488.32
Medicaid	215.35	205.50	215.87	197.89	165.81	154.28	206.43	198.66
Private and other payors	198.84	202.88	226.31	217.22	190.38	166.63	200.55	199.84
Total skilled nursing revenue	$304.33	$295.20	$308.53	$295.76	$249.64	$240.76	$295.15	$289.37

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	24.2%	26.1%	22.8%	25.0%	28.9%	36.0%	24.8%	27.2%
Managed care	16.8	16.0	20.7	23.5	16.2	15.1	17.5	17.4
Other skilled	9.0	8.0	9.1	6.8	0.8	—	7.5	6.7
Skilled mix	50.0	50.1	52.6	55.3	45.9	51.1	49.8	51.3
Private and other payors	8.1	9.0	7.1	6.0	13.4	12.7	8.8	8.9
Quality mix	58.1	59.1	59.7	61.3	59.3	63.8	58.6	60.2
Medicaid	41.9	40.9	40.3	38.7	40.7	36.2	41.4	39.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	12.3%	13.2%	12.5%	14.0%	14.4%	17.8%	12.8%	14.1%
Managed care	11.6	11.0	13.9	16.1	10.1	8.9	11.7	11.6
Other skilled	5.6	5.0	7.4	5.3	0.4	—	4.9	4.3
Skilled mix	29.5	29.2	33.8	35.4	24.9	26.7	29.4	30.0
Private and other payors	12.1	13.1	9.3	9.0	17.8	17.9	12.7	13.1
Quality mix	41.6	42.3	43.1	44.4	42.7	44.6	42.1	43.1
Medicaid	58.4	57.7	56.9	55.6	57.3	55.4	57.9	56.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	25.6%	27.4%	24.7%	25.6%	31.8%	37.6%	26.4%	27.8%
Managed care	17.1	16.5	22.4	24.2	17.1	15.5	18.2	18.0
Other skilled	8.5	7.6	7.8	7.2	0.3	—	7.1	7.0
Skilled mix	51.2	51.5	54.9	57.0	49.2	53.1	51.7	52.8
Private and other payors	8.0	8.5	6.7	6.6	13.6	12.1	8.6	8.4
Quality mix	59.2	60.0	61.6	63.6	62.8	65.2	60.3	61.2
Medicaid	40.8	40.0	38.4	36.4	37.2	34.8	39.7	38.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	13.1%	13.9%	14.0%	14.4%	15.8%	18.8%	13.8%	14.5%
Managed care	11.8	11.4	15.5	16.4	10.3	9.4	12.2	12.2
Other skilled	5.3	4.8	6.5	5.8	0.1	—	4.7	4.5
Skilled mix	30.2	30.1	36.0	36.6	26.2	28.2	30.7	31.2
Private and other payors	12.0	12.6	9.1	9.0	17.7	17.5	12.4	12.3
Quality mix	42.2	42.7	45.1	45.6	43.9	45.7	43.1	43.5
Medicaid	57.8	57.3	54.9	54.4	56.1	54.3	56.9	56.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended September 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Revenue	$35,455	$31,248	$4,207	13.5%
Number of facilities at period end	49	40	9	22.5%
Number of campuses at period end	21	21	—	—%
Occupancy percentage (units)	75.7%	75.8%		(0.1)%
Average monthly revenue per unit	$2,774	$2,733	$41	1.5%

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)		Change	% Change
Revenue	$100,810	$92,124	$8,686	9.4%
Number of facilities at period end	49	40	9	22.5%
Number of campuses at period end	21	21	—	—%
Occupancy percentage (units)	76.6%	75.8%		0.8%
Average monthly revenue per unit	$2,803	$2,746	$57	2.1%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended September 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$18,076	$15,529	$2,547	16.4%
Hospice services	17,889	13,991	3,898	27.9
Total home health and hospice revenue	$35,965	$29,520	$6,445	21.8%
Home health services:
Average Medicare Revenue per Completed Episode	$3,011	$2,978	$33	1.1%
Hospice services:
Average Daily Census	1,158	907	251	27.7%

	Nine Months Ended September 30,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue
Home health services	$52,997	$43,852	$9,145	20.9%
Hospice services	49,722	40,827	8,895	21.8
Total home health and hospice revenue	$102,719	$84,679	$18,040	21.3%
Home health services:
Average Medicare Revenue per Completed Episode	$3,043	$2,955	$88	3.0%
Hospice services:
Average Daily Census	1,060	881	179	20.3%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$169,100	35.9%	$146,964	34.3%	$470,008	34.5%	$409,832	33.5%
Medicare	127,348	27.0	122,292	28.6	385,419	28.3	352,013	28.8
Medicaid-skilled	27,737	5.9	22,172	5.2	75,667	5.6	64,499	5.3
Total	324,185	68.8	291,428	68.1	931,094	68.4	826,344	67.6
Managed Care	74,723	15.8	67,381	15.7	225,210	16.5	197,102	16.1
Private and Other(1)	72,686	15.4	69,256	16.2	205,308	15.1	198,370	16.3
Total revenue	$471,594	100.0%	$428,065	100.0%	$1,361,612	100.0%	$1,221,816	100.0%
(1) Private and other payors also includes revenue from all payor generated in other ancillary services for both the three and nine months ended September 30, 2017 and 2016 and urgent care centers for the three and nine months ended September 30, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to The Ensign Group, Inc.	$14,212	$11,155	$29,269	$31,653

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	—	123	—	(25)
Costs incurred for facilities currently being constructed and other start-up operations(b)	3,097	4,753	11,004	10,345
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(c)	468	136	5,598	8,538
Losses related to Hurricane Harvey on impacted operations(d)	558	—	558	—
Share-based compensation expense(e)	2,156	2,242	6,755	6,907
Legal costs and charges related to the settlement of the class action lawsuit(f)	—	—	11,163	—
Cost of services - Insurance reserve in connection with the settlement of a general liability claim(g)	—	3,115	—	4,701
General and administrative - Acquisition related costs(h)	169	45	617	938
Gain on sale of urgent care centers (i)	—	(2,505)	—	(2,505)
General and administrative - Costs incurred related to new systems implementation and professional service fees(j)	—	126	—	1,073
Depreciation and amortization - Patient base(k)	402	669	553	1,660
Interest expense - Write off of deferred financing fees(l)	—	124	—	349
Provision for income taxes on Non-GAAP adjustments(m)	(2,236)	(3,437)	(12,744)	(12,195)
Non-GAAP Net Income	$18,826	$16,546	$52,773	$51,439

Diluted Earnings Per Share As Reported
Net Income	$0.27	$0.21	$0.56	$0.61
Average number of shares outstanding	52,828	52,045	52,674	52,102

Adjusted Diluted Earnings Per Share
Net Income	$0.36	$0.32	$1.00	$0.99
Average number of shares outstanding	52,828	52,045	52,674	52,102

Footnote:
(a) Represent operating results at urgent care centers, including noncontrolling interest.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$—	$(5,931)	$—	$(20,573)
Cost of services	—	5,326	—	18,077
Rent	—	499	—	1,615
Depreciation and amortization	—	257	—	860
Non-controlling interest	—	(28)	—	(4)
Total Non-GAAP adjustment	$—	$123	$—	$(25)

(b) Represent operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$(16,327)	$(10,908)	$(45,206)	$(21,561)
Cost of services	15,045	12,247	43,698	24,711
Rent	4,098	3,185	11,694	6,673
Depreciation and amortization	281	229	818	522
Total Non-GAAP adjustment	$3,097	$4,753	$11,004	$10,345

(c) Represent results at closed operations and operations not at full capacity during the three and nine months ended September 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million during the nine months ended September 30, 2017 and 2016, respectively. Included in the nine months ended September 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$(261)	$—	$(2,805)	$(105)
Losses related to operational closures	—	—	2,731	7,243
Cost of services	617	131	4,794	1,324
Rent	96	5	792	62
Depreciation and amortization	16	—	86	14
Total Non-GAAP adjustment	$468	$136	$5,598	$8,538

(d) Losses related to Hurricane Harvey on impacted operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	(232)	—	(232)	—
Cost of services	733	—	733	—
Rent	50	—	50	—
Depreciation and amortization	7	—	7	—
Total Non-GAAP adjustment	$558	$—	$558	$—

(e) Represent share-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of services	$1,197	$1,216	$3,769	$3,745
General and administrative	959	1,026	2,986	3,162
Total Non-GAAP adjustment	$2,156	$2,242	$6,755	$6,907
(f) Legal costs and charges incurred in connection with the settlement of the class action lawsuit.
(g) Included in cost of services are insurance reserves in connection with the settlement of a general liability claim.
(h) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(i) Included in (gain)/loss related to divestitures is gain on sale of urgent care centers.
(j) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(k) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.

(l) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility for the three and nine months ended September 30, 2016.
(m) Represents an adjustment to provision for income tax to our historical year to date effective tax rate of 35.5%, resulting from adoption of ASU 2016-09, for the three and nine months ended September 30, 2017 and 38.5% for the three and nine months ended September 30, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Consolidated Statements of Income Data:
Net income	$14,275	$11,184	$29,611	$31,837
Less: net income attributable to noncontrolling interests	63	29	342	184
Interest expense, net	3,124	1,899	9,044	4,202
Provision for income taxes	8,160	6,957	16,487	20,124
Depreciation and amortization	11,448	10,911	32,712	28,981
EBITDA	$36,944	$30,922	$87,512	$84,960

Adjustments to EBITDA:
Gain on sale of urgent care centers(a)	—	(2,505)	—	(2,505)
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(b)	356	131	4,720	8,462
Results related to facilities currently being constructed and other start-up operations(c)	(1,282)	1,338	(1,508)	3,150
Impact of Hurricane Harvey to operations (d)	501	—	501	—
Urgent care center earnings(e)	—	(634)	—	(2,501)
Legal costs and charges related to the settlement of the class action lawsuit(f)	—	—	11,163	—
Share-based compensation expense(g)	2,156	2,242	6,755	6,907
Insurance reserve in connection with the settlement of claims(h)	—	3,115	—	4,701
Acquisition related costs(i)	169	45	617	938
Costs incurred related to new systems implementation and professional service fee(j)	—	126	—	1,073
Rent related to items(b),(c),(d) and (e) above	4,244	3,689	12,536	8,350
Adjusted EBITDA	$43,088	$38,469	$122,296	$113,535
Rent—cost of services	33,782	33,342	98,267	91,074
Less: rent related to items(b),(c),(d) and (e) above	(4,244)	(3,689)	(12,536)	(8,350)
Adjusted EBITDAR	$72,626	$68,122	$208,027	$196,259

(a) Gain on the sale of urgent care centers.

(b)
Represent results at closed operations and operations not at full capacity during the three and nine months ended September 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the nine months ended September 30, 2017 and 2016, respectively. Included in the nine months ended September 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

(c)	Represents results related to facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.

(d)	Losses related to Hurricane Harvey on impacted operations.

(e)
Operating results at urgent care centers for the three and nine months ended September 30, 2016. This amount excludes rent, depreciation, interest expense and the net loss attributable to the variable interest entity associated with our urgent care business.

(f)	Legal costs and charges incurred in connection with the settlement of the class action lawsuit.

(g)	Share-based compensation expense incurred.

(h)	Insurance reserves in connection with the settlement of a general liability claim.

(i)	Costs incurred to acquire operations which are not capitalizable.

(j)	Costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$36,868	$29,214	$4,342	$2,593	$4,695	$4,499
Less: net income attributable to noncontrolling interests	—	—	—	—	39	—
Depreciation and amortization	7,881	7,606	1,572	1,074	235	215
EBITDA	$44,749	$36,820	$5,914	$3,667	$4,891	$4,714

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(1,320)	979	(42)	320	80	39
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	141	131	—	—	215	—
Impact of Hurricane Harvey to operations (d)	501	—	—	—	—	—
Share-based compensation expense(e)	941	1,037	146	86	87	66
Insurance reserve in connection with the settlement of claims(f)	—	3,115	—	—	—
Less: rent related to item(b),(c) and (d) above	2,787	2,120	1,445	1,055	12	9
Adjusted EBITDA	$47,799	$44,202	$7,463	$5,128	$5,285	$4,828
Rent—cost of services	26,217	24,900	6,964	7,438	472	404
Less: rent related to items(b),(c) and(d) above	(2,787)	(2,120)	(1,445)	(1,055)	(12)	(9)
Adjusted EBITDAR	$71,229	$66,982	$12,982	$11,511	$5,745	$5,223

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed operations and operations not at full capacity during the three months ended September 30, 2017 and 2016, respectively.
(d) Losses related to Hurricane Harvey on impacted operations.
(e) Share-based compensation expense incurred.
(f) Insurance reserve in connection with the settlement of claims.

	Nine Months Ended September 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$100,362	$89,645	$12,438	$9,116	$13,912	$12,024
Less: net income attributable to noncontrolling interests	—	—	—	—	133	—
Depreciation and amortization	22,038	$19,637	$4,687	$3,120	$700	$711
EBITDA	$122,400	$109,282	$17,125	$12,236	$14,479	$12,735

Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	(2,385)	2,280	576	792	303	78
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	3,888	8,462	2	—	728	—
Impact of Hurricane Harvey to operations (d)	501	—	—	—	—	—
Share-based compensation expense(e)	2,961	3,182	468	278	258	204
Insurance reserve in connection with the settlement of claims(f)	—	4,701	—	—	—	—
Less: rent related to item(b),(c) and (d) above	9,687	4,586	2,668	2,114	181	27
Adjusted EBITDA	$137,052	$132,493	$20,839	$15,420	$15,949	$13,044
Rent—cost of services	78,896	66,447	17,596	21,624	1,449	1,151
Less: rent related to items(b),(c) and(d) above	(9,687)	(4,586)	(2,668)	(2,114)	(181)	(27)
Adjusted EBITDAR	$206,261	$194,354	$35,767	$34,930	$17,217	$14,168

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed operations and operations not at full capacity during the nine months ended September 30, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million for the nine months ended September 30, 2017 and 2016, respectively. Included in the nine months ended September 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.
(d) Losses related to Hurricane Harvey on impacted operations.
(e) Share-based compensation expense incurred.
(f) Insurance reserve in connection with the settlement of claims.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation, (h) legal costs and charges related to the settlement of the class action lawsuit, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) operating results at urgent care centers,  excluding depreciation, interest and income taxes, (l) the impact of Hurricane Harvey on our Texas operations, (m) gain on sale of urgent care centers and (n) insurance reserves in connection with the settlement of claims.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) legal costs and charges related to the settlement of the class action lawsuit, (l) operating results at urgent care centers,  excluding rent, depreciation, interest and income taxes, (m) the impact of Hurricane Harvey on our Texas operations, (n) gain on sale of urgent care centers and (o) insurance reserves in connection with the settlement of claims.
Adjusted EBITDA, adjusted net income and adjusted earnings per share are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles. Adjusted EBITDAR is a financial valuation measure commonly used by our management, investors and research analysts to value companies. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.